EXHIBIT 32.1

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Aastrom Biosciences, Inc. (the “Company”) on Form 10-Q for the quarter and nine months ended September 30, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”), the following:

(1)             The Report fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(2)             The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  November 8, 2012

/s/ TIM M. MAYLEBEN
Tim M. Mayleben
President and Chief Executive Officer
(Principal Executive Officer)

/s/ BRIAN D. GIBSON
Brian D. Gibson
Vice President of Finance, Chief Accounting Officer and Treasurer
(Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Aastrom Biosciences, Inc. and will be retained by Aastrom Biosciences, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.